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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Quiksilver, Inc. on Form S-8 of our report dated December 18, 2001 appearing in the Annual Report on Form 10-K of Quiksilver, Inc. for the year ended October 31, 2001.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Costa Mesa, California
March 25, 2002